CONSENT AND REPORT OF INDEPENDENT
                                            CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement of our report dated June 9, 2000, relating to the consolidated financial statements of Albion Aviation, Inc., and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.




TANNER & CO.

Salt Lake City, Utah
December 27, 2000